Exhibit 5.1

Baker & Hostetler LLP

600 Anton Boulevard
Suite 900
Costa Mesa, CA 92626-7221

T 717.754.6600
F 714.754.6611
www.bakerlaw.com

October 5, 2018

MJ Holdings, Inc.

3275 South Jones Boulevard

Las Vegas, Nevada 89146

Re:	MJ Holdings, Inc. – Registration Statement on Form S-1

Dear Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by MJ Holdings, Inc., a Nevada corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration by the Company for resale by the selling stockholder listed in the prospectus included as part of the Registration Statement (the “Selling Stockholder”) of 3,335,000 shares (the “Shares”) of common stock, $0.001 par value per share (the “Common Stock”), that may be issued to the Selling Stockholder upon conversion of the shares of Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) that were issued pursuant to that certain Securities Purchase Agreement dated August 9, 2018 by and between the Company and the Selling Stockholder (the “Securities Purchase Agreement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

In connection with the opinions expressed herein, we have examined such documents and records and considered such legal matters as we have deemed relevant or necessary for the purposes of this opinion, including, without limitation, (i) the Registration Statement; (ii) the Amended and Restated Articles of Incorporation and Bylaws of the Company, each as amended to date; (iii) the Securities Purchase Agreement, (iv) the Registration Rights Agreement dated as of August 9, 2018 by and between the Company and Selling Stockholder (the “Registration Rights Agreement”); (v) the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”); and (vi) records of meetings and consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Our opinions herein are expressed solely with respect to the federal laws of the United States and the Nevada General Corporation Law (including the statutory provisions and all applicable provisions of the Nevada Constitution and the reported judicial cases interpreting those laws currently in effect). Our opinions are based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof.

Atlanta      Chicago       Cincinnati      Cleveland      Columbus      Costa Mesa      Denver

Houston      Los Angeles      New York      Orlando      Philadelphia      Seattle      Washington, DC

MJ Holdings, Inc.

October 5, 2018

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that the Shares have been duly authorized for issuance and, upon conversion of the shares of Series A Preferred Stock held by the Selling Stockholder, and when certificates for the Shares have been duly executed and countersigned and delivered in accordance with and pursuant to the terms of the Securities Purchase Agreement and the Certificate of Designation, the Shares will be duly and validly issued, fully paid, and non-assessable.

We are opining solely on all applicable statutory provisions of the Nevada General Corporation Law, including the rules and regulations underlying those provisions.

In addition, the foregoing opinions are qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers) and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus, which constitutes a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Registration Statement. This opinion is given as of the date hereof, and we disclaim any undertaking to advise you of subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law. We bring to your attention that our legal opinions are an expression of professional judgment and are not a guarantee of result.

Very truly yours,

/s/ Baker & Hostetler LLP

BAKER & HOSTETLER LLP